EXHIBIT 10.13

THIS PROMISSORY NOTE IS A RESTRICTED SECURITY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT COVERING SAID PROMISSORY NOTE OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

UNSECURED PROMISSORY NOTE

March 10, 2006
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FOR VALUE RECEIVED, the undersigned, Premier Indemnity Holding Company, a Florida corporation (hereinafter called "Maker" or “Company”), promises to pay to the order of EMH Advisory Services, Inc. (together with all subsequent holders of this Note, hereinafter called "Payee"), or at such other place as Payee may from time to time designate in writing, the principal sum of Five Thousand Five Hundred Dollars ($5,500), together with interest thereon calculated on a daily basis (based on 365/366-day years) from the date hereof on the principal balance from time to time outstanding (the "Principal Amount") as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

A.         Interest shall accrue at all times hereunder at the rate of six percent (6.0%) per annum (non-compounded) commencing upon the execution of this Note, and shall be payable on April 11, 2008 (the "Maturity Date").

B.         If not earlier due and payable, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full on the Maturity Date.

Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Payee, in connection with this Note.

If any payment required under this Note is not paid within forty-five (45) days after the date such payment is due, then, at the option of Payee, Maker shall pay a "late charge" equal to two percent (2%) of the amount of that payment to compensate Payee for administrative expenses and other costs of delinquent payments.

All payments on this Note shall be applied in such manner as Payee elects, and may be applied first to the payment of any costs, penalties, late charges, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

Time is of the essence of this Note. At the option of Payee, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any Event of Default in any of the Loan Documents. The occurrence of the following event shall constitute and is hereby defined to be an "Event of Default": Any failure to pay any principal or interest or any other amount due in connection with this Note when the same shall become due and payable.

After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest from the date of maturity until paid at the rate that is three percent (3%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Payee.

Upon the occurrence of an Event of Default under this Note, Payee may proceed against any collateral securing this Note or proceed against the undersigned in such order and manner as Payee, in its sole discretion, shall determine, provided that under no circumstance shall Payee be obligated to proceed against any collateral or against the undersigned for collection of any sums due hereunder.

Failure of Payee to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of the continuance of any existing default after demand for strict performance hereof.

Maker, sureties, guarantors and endorsers hereof: (a) agree to be jointly and severally bound, (b) severally waive demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note, (c) consent that Payee may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person primarily liable hereon, and such consent shall not alter nor diminish the liability of any person, and (d) agree that Payee may set off at any time any sums or property owed to any of them by Payee.

No provision of this Note is intended to or shall require or permit Payee, directly or indirectly, to take, collect or receive in money, goods or in any other form, any interest (including amount deemed by law to be interest) in excess of the maximum rate of interest permitted by applicable law.

If any amount due from or paid by Maker shall be determined by a court of competent jurisdiction to be interest in excess of such maximum rate, Maker shall not be obligated to pay such excess and, if paid, such excess shall be applied against the unpaid principal balance of this Note, or if and to the extent that this Note has been paid in full, such excess shall be remitted to Maker.

This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns.

All notices required or permitted in connection with this Note shall be given at the place and address as separately provided by each party to this Note.

This Note shall be governed by and construed according to the laws of the State of Florida. Payee acknowledges receipt of various disclosures provided by Maker, including, but not limited to, the “Risk Factors” set forth in Maker's Form SB-2 Registration Statement attached hereto and incorporated by reference herein. Payee acknowledges and agrees that he is an officer, director, or both of Maker and that he is sophisticated and experienced in making investments in small development-stage companies that have no record of operations or achieving profitability. Payee agrees that the purchase of this Note from the Company represents the purchase of a HIGH RISK security that may result in the total loss of his investment. Payee further agrees that he has sufficient income and net worth and he can afford the total loss of his investment.

IN WITNESS WHEREOF, these presents are executed as of the date first written above.

MAKER:

PREMIER INDEMNITY HOLDING COMPANY

(a Florida corporation)

By:	_________________________
Stephen L. Rohde

Title:	President

Agreement and Acknowledgment of Payee

I, the Payee of this Note, hereby acknowledge that I agree with the representations and statements that I have made in this Note and I fully understand the risks associated with the purchase of this Note, including, but not limited to, those Risk Factors set forth in the Company’s Form SB-2 Registration Statement and I am aware that this Note is not secured by any asset of the Company and that in the event of default, there is no guarantee that the Company will have any assets or funds available to pay its obligations under this Note. I am sophisticated and experienced in making investments of this type and I have sufficient income and net worth that I can afford the total loss of this investment.

Signature of Payee:	__________________________________________

Name of Payee:	EMH Advisory Services, Inc.

[SIGNATURE PAGE TO PROMISSORY NOTE.]

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